Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-69921) on Form S-8 pertaining to the Priority Healthcare Corporation 401(k) Profit Sharing Plan, of our report dated June 17, 2005, with respect to the financial statements and schedule of the Priority Healthcare Corporation 401(k) Profit Sharing Plan, included in this annual report on Form 11-K for the year ended December 31, 2004.

/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida

June 29, 2005